UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 29, 2009

American Apparel, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-32697	20-3200601
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

747 Warehouse Street, Los Angeles, California	90021-1106
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (213) 488-0226

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01   Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

(a)           As previously disclosed, on May 19, 2009, American Apparel, Inc. (the “Company”) received a letter from the NYSE Amex LLC (the “Exchange”) stating that the Company’s timely filing of its Quarterly Report on Form 10-Q for the quarter ended March 31, 2009 (the “Form 10-Q”) is a condition for the Company’s continued listing on the Exchange, as required by Sections 134 and 1101 of the Exchange’s Company Guide, and that the Company’s failure to timely file the From 10-Q is a material violation of the Company’s listing agreement with the Exchange.  The letter from the Exchange required that the Company submit to the Exchange by June 2, 2009 a plan to bring the Company in compliance with Sections 134 and 1101 of the Company Guide by no later than August 19, 2009, or it will be subject to delisting procedures.

On June 2, 2009, the Company submitted its plan of compliance to the Exchange.  On June 29, 2009, the Company received a letter from the Exchange stating that the Exchange accepted the Company’s compliance plan and, pursuant to such plan, granted the Company an extension until August 19, 2009 for the Company to file the Form 10-Q.  The Company will be subject to periodic reviews by the Exchange during the extension period.  Failure to make progress consistent with the plan or to regain compliance with continued listing standards by the end of the extension period could result in the Company being delisted from the Exchange.

On July 6, 2009, the Company issued a press release disclosing the foregoing.  A copy of that press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Press release, dated July 6, 2009, of American Apparel, Inc.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN APPAREL, INC.

Dated: July 6, 2009	By:	/s/ Adrian Kowalewski
Name: Adrian Kowalewski
Title: Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release, dated July 6, 2009, of American Apparel, Inc.